For Immediate Release                   For more information, contact:
Date: May 1, 1997                       Lane Ward, Vice Chairman, President
                                        and CEO at (281) 342-5571


                           FORT BEND HOLDING CORP.'S
                  FOURTH QUARTER FISCAL 1997 EARNINGS RELEASE

        Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg (FBF), today announced net earnings of $53l,000 or $0.62 primary earnings per share, for the fourth fiscal quarter ended March 31, 1997. This compares to net earnings of $367,000, or $0.43 primary earnings per share, for the same fourth quarter in fiscal 1996. Net earnings for Fort Bend Holding Corp.'s fiscal year ended March 31, 1997 were $775,000, or $ $0.91 primary earnings per share, as compared to $l,687,000, or $1.94 primary earnings per share, for the fiscal year 1996. Fully diluted earnings per common share for the fiscal year 1997 are $0.91 as compared to $1.81 for the fiscal year 1996.

        The significant increase in earnings for the fourth quarter of fiscal 1997 is attributable to three factors. First, as previously announced on January 1, 1997 FBF acquired a 51% interest in Mitchell Mortgage Company,
L.L.C. Because of the synergies between the mortgage company and the savings and loan, an immediate enhancement of earnings has resulted. Second, as of January 1, 1997, the FDIC insurance premium, which the savings and loan is subject to, decreased from .23% to .064%, resulting in substantial ongoing savings. Third and finally, the previously announced merger of FirstBanc Savings into Fort Bend Federal is showing results as FBFs business style is introduced in the organization.

        Earnings for the fiscal year ended March 31, 1997 decreased primarily as a result of the special FDIC assessment. On September 30, 1996 FBHC recorded the special assessment of $1,493,000 as a result of the Economic Growth and Regulatory Paperwork Reduction Act. Excluding this special assessment, net earnings for the fiscal year ended March 31, 1997 were $1,760,000 or $2.06 primary earnings per share.

        The Board of Directors has also announced that Fort Bend Holding Corp. will pay a cash dividend of $0.07 per share for the quarter ended March 31,1997. The dividend will be payable on May 29, 1997 to shareholders of record on May 8, 1997. This is the Company's fourteenth consecutive quarterly cash dividend.

        Fort Bend Holding Corp.'s net interest income after provision for loan losses was $7,044,000 for fiscal year 1997 compared to $6,270,000 for fiscal year 1996. Net interest income reflected an increase in average interest-earning assets to $250 million from $227 million for the fiscal years 1997 and 1996, respectively. The acquisition of FirstBanc Savings and 51% of Mitchell Mortgage Company, L.L.C. contributed interest-earning assets of approximately $21 million and $19 million, respectively.

        Total noninterest income increased by $1,726,000 from fiscal 1996 to fiscal 1997. Approximately $616,000 of the increase was due to Mitchell Mortgage.

        Total assets of Fort Bend Holding Corp. were $295,080,000 as of
March 31, 1997, compared to $244,169,000 at March 31, 1996. This represents an increase of 20.85% that is primarily attributable to the acquisition of FirstBanc Savings and 51% of Mitchell Mortgage Company, L.L.C.

        Stockholders' equity was $18,428,000 at March 31, 1997 compared to $17,572,000 at March 31, 1996. This represents an increase of 4.87%. Equity-to-assets and risk-based capital ratios were 6.25% and 14.77% respectively as of March 31, 1997.

        Non-performing assets as a percentage of total assets as of March 31, 1997, were 0.42% compared to 1.29% as of March 31, 1996.

        Fort Bend Holding Corp. serves Fort Bend, Harris, Wharton, Waller and MontgomeryCounties in Southeast Texas through its subsidiary, Fort Bend Federal Savings and Loan headquartered in Fort Bend County and FBFs subsidiary Mitchell Mortgage Company, L. L. C. located in The Woodlands. Fort Bend Federal's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".
                               # # #

                            FORT BEND HOLDING CORP.
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION


ASSETS                                      MARCH 31, 1997    MARCH 31, 1996

Cash and due from banks                     $    6,369,675    $    3,451,880
Short-term investments                          14,220,516        13,541,782
Certificates of deposit                            200,000           200,000
                                            --------------    --------------
      TOTAL CASH AND CASH EQUIVALENTS           20,790,191        17,193,662

Investment securities available
  for sale, at market                            2,810,270         2,684,607
Investment securities held to maturity
  (estimated market value of $10,789,440
  and $9,064,153 at March 31, 1997 and
  1996, respectively)                           11,234,763         9,233,505
Mortgage-backed securities available
  for sale, at market                              520,869           873,502
Mortgage-backed securities held to maturity
  (estimated market value of $96,684,430
  and $110,676,779 at March 31, 1997 and
  1996, respectively)                           97,084,501       110,489,617
Loans receivable, net                          137,455,697        92,861,594
Loans held for sale                              3,432,423           922,422
Accrued interest receivable                      1,816,415         1,466,272
Real estate, net                                   470,996           155,372
Federal Home Loan Bank stock, at cost            1,933,000         1,460,200
Premises and equipment, net                      4,970,011         3,635,046
Mortgage servicing rights, net                   7,537,571         1,235,714
Prepaid expenses and other assets                3,369,505         1,538,171
Deferred income taxes                              305,961           418,949
Goodwill, net                                    1,347,925                --
                                            --------------    --------------
      TOTAL ASSETS                          $  295,080,098    $  244,168,633
                                            ==============    ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                    $  250,218,152    $  203,913,715
Convertible Subordinated Debentures             12,080,000        12,100,000
Borrowings                                       4,226,676         4,363,688
Advances from borrowers for taxes
  and insurance                                  4,750,945         4,224,796
Accounts payable, accrued expenses and
  other liabilities                              2,868,177         1,994,065
                                            --------------    --------------
      TOTAL LIABILITIES                        274,143,950       226,596,262
                                            --------------    --------------
Minority interest                                2,508,214                --
                                            --------------    --------------
Stockholders' equity:
Serial preferred stock, $.01 par
  value - 500,000 shares authorized,
  none outstanding
Common Stock $.01 par value, 2,000,000
  shares authorized 910,475 shares issued
  and 822,301 shares outstanding at
  March 31, 1997 and 905,572 shares
  issued and 817,398 shares outstanding
  at March 31, 1996                                  9,104             9,055
Additional paid-in capital                       8,704,987         8,514,562
Unearned employee stock ownership
  plan shares                                     (307,125)         (394,875)
Deferred compensation                              (82,324)          (98,668)
Net unrealized depreciation on
  available for sale securities                     (6,107)          (21,786)
Retained earnings (substantially
  restricted)                                   11,565,900        11,020,584
Treasury stock, at cost - 88,174                (1,456,501)       (1,456,501)
                                            --------------    --------------
      TOTAL STOCKHOLDERS' EQUITY                18,427,934        17,572,371
                                            --------------    --------------
        TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY              $  295,080,098    $  244,168,633
                                            ==============    ==============

                            FORT BEND HOLDING CORP.
                       CONSOLIDATED STATEMENT OF INCOME
               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                       1997            1996            1995
INTEREST INCOME:
  Loans                                           $  10,251,364   $   7,375,117   $   6,367,190
  Short-term investments                                809,779         544,684         249,448
  Investment securities                                 779,993         778,603         833,701
  Mortgage-backed securities                          6,924,939       7,718,765       7,143,515
                                                  -------------   -------------   -------------
       TOTAL INTEREST INCOME                         18,766,075      16,417,169      14,593,854
                                                  -------------   -------------   -------------
INTEREST EXPENSE:
  Deposits                                           10,025,946       9,293,724       7,345,930
  Borrowings                                          1,372,403         729,979         361,678
                                                  -------------   -------------   -------------
       TOTAL INTEREST EXPENSE                        11,398,349      10,023,703       7,707,608
                                                  -------------   -------------   -------------
       NET INTEREST INCOME BEFORE
         PROVISION FOR LOAN LOSSES                    7,367,726       6,393,466       6,886,246

PROVISION FOR LOAN LOSSES                              (324,000)       (123,053)       (258,000)
                                                  -------------   -------------   -------------
       NET INTEREST INCOME AFTER
         PROVISION FOR LOAN LOSSES                    7,043,726       6,270,413       6,628,246
                                                  -------------   -------------   -------------
NONINTEREST INCOME:
  Gain (loss) on sale of loans                          567,776         313,438         (69,323)
  Service charges                                       659,331         322,207         245,958
  Loan servicing income                               1,291,330         545,829         511,180
  Other income                                        1,312,513         923,321         813,555
                                                  -------------   -------------   -------------
       TOTAL NONINTEREST INCOME                       3,830,950       2,104,795       1,501,370
                                                  -------------   -------------   -------------
NONINTEREST EXPENSES:
  Compensation and benefits                           4,413,226       3,107,963       2,782,292
  Office occupancy and equipment                      1,121,085         656,541         570,644
  Federal insurance premiums                            406,877         465,421         456,955
  Savings Association Insurance Fund Assessment       1,492,686              --              --
  Amortization of mortgage servicing contracts          475,864         207,646         220,000
  Insurance and surety bond expense                     143,196         126,352         133,514
  Real estate operations, net                          (213,127)        (18,029)         24,751
  Other                                               1,839,159       1,228,849       1,201,095
                                                  -------------   -------------   -------------
       TOTAL NONINTEREST EXPENSES                     9,678,966       5,774,743       5,389,251
                                                  -------------   -------------   -------------
  INCOME BEFORE INCOME TAX AND
    MINORITY INTEREST                                 1,195,710       2,600,465       2,740,365

INCOME TAX PROVISION                                    363,009         913,429         969,686
                                                  -------------   -------------   -------------
NET INCOME BEFORE MINORITY INTEREST                     832,701       1,687,036       1,770,679

MINORITY INTEREST IN NET INCOME OF SUBSIDIARY            57,928              --              --
                                                  -------------   -------------   -------------
NET INCOME                                        $     774,773   $   1,687,036   $   1,770,679
                                                  =============   =============   =============
PRIMARY EARNINGS PER COMMON SHARE                 $        0.91   $        1.94   $        1.94
                                                  =============   =============   =============
FULLY DILUTED EARNINGS PER COMMON SHARE           $        0.91   $        1.81   $        1.94
                                                  =============   =============   =============
DIVIDENDS PER COMMON SHARE                        $        0.28   $        0.28   $        0.28
                                                  =============   =============   =============